EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 13, 2004 relating to the financial statements of Indevus Pharmaceuticals, Inc., which appears in Indevus Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
August 31, 2005